Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

 THE FIRST QUARTER ENDED MARCH 31, 2009

Moscow, Russia — May 7, 2009 — CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), the leading independent media company in Russia, today announced its unaudited consolidated financial results for the first quarter ended March 31, 2009.

	Three Months
	Ended March 31,
(US$ 000’s except per share data)	2008	2009	Change

Total operating revenues	$136,746	$104,778	-23.4%

Total operating expenses	(83,714)	(68,195)	-18.5%

OIBDA(1)	55,236	39,164	-29.1%
OIBDA margin	40.4%	37.4%	-3.0%

Net income attributable to CTC Media, Inc. stockholders	41,713	23,312	-44.1%
Diluted earnings per share	$0.26	$0.15	-42.3%

FINANCIAL & OPERATING HIGHLIGHTS

•                  Total operating revenues down 23% year-on-year to $104.8 million

•                  29% negative foreign exchange rate impact on ruble denominated advertising revenues

•                  Consolidated organic operating expenses down 29% year-on-year to $58.4 million

•                  OIBDA of $39.2 million (Q1 2008: $55.2 million), with an OIBDA margin of 37.4% (Q1 2008: 40.4%)

•                  Net income of $23.3 million (Q1 2008: $41.7 million)

•                  Fully diluted earnings per share of $0.15 (Q1 2008: $0.26)

(1)                                            OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating income margin.

Anton Kudryashov, Chief Executive Officer of CTC Media, commented: “Our first quarter revenues included the consolidation of the broadcasting businesses acquired in 2008 and the year-on-year development reflected the deterioration of the advertising markets, as well as the substantial weakening of our operating currencies against the US dollar reporting currency. However, each of our networks increased its advertising market shares year-on-year in the first quarter. Our organic advertising revenues were down 10% year-on-year in ruble terms, which compares with an estimated 20% decline in the Russian television advertising market over the same period.”

“In addition, sublicensing and own production revenues now account for over 5% of total revenues following the growth in sales of in-house produced series and sitcoms to other broadcasters.”

“We have also managed to keep our underlying organic operating cost base flat year-on-year in ruble terms and to substantially reduce our programming expenses. The integration of our in-house content production businesses has enabled us to adopt a more flexible and cost-efficient approach to forward planning and scheduling.”

“We remain cautious in our outlook, given the adverse market conditions, but we are well-positioned to continue to outperform the Russian television advertising market in 2009. We are also continuing to work to optimize the cost bases of the organic and acquired businesses. We are generating cash with a healthy net debt free financial position and low capital investment levels.”

Operating Review

Revenues(1)

	Three Months
	Ended March 31,
(US$ 000’s)	2008	2009	Change

Operating revenues:
CTC Network	$97,831	$70,555	-27.9%
Domashny Network	15,467	10,567	-31.7%
DTV Network	—	8,667
CTC Television Station Group	19,599	10,254	-47.7%
Domashny Television Station Group	3,199	1,739	-45.6%
DTV Station Television Group	—	774
CIS Group	650	2,044	214.5%
Production Group	—	178
Total operating revenues	$136,746	$104,778	-23.4%

Total operating revenues were down 23% year-on-year in dollar terms and included a full quarterly contribution from Channel 31 in Kazakhstan, as well as contributions from DTV Group in Russia and the Company’s operations in Moldova. The acquired operations added $0.7 million of revenue in the first quarter of 2008 and $11.7 million of revenue in the first quarter of 2009. The reported decline in revenues reflected the substantial year-on-year depreciation of the Company’s ruble operating currency against the US dollar reporting currency, which had a negative impact of approximately 29% on the Company’s ruble denominated advertising sales.

Organic revenue, when excluding the contribution of the acquired businesses in 2008 and 2009, was down 32% year-on-year in dollar terms. This reflected the year-on-year deterioration in the Russian television advertising

(1)                                  Segment revenues are shown from external customers only, net of intercompany revenues of $0.8 million in the first quarter of 2008 and $7.3 million in the first quarter of 2009, most of which reated to Production Group revenues ($5.9 million) eliminated in consolidation.

market, and the regional television advertising markets in particular. However, each of the Company’s networks increased its target advertising market shares year-on-year.

Share of Viewing in Target Demographics

	Average Audience Shares (%)
	Q1 2008	Q4 2008	Q1 2009

CTC Network (all 6-54)	11.4	12.3	11.4
Domashny Network (females 25-60)	2.9	2.8	2.6
DTV Network (current target demographic: all 25-54)	2.3	2.3	2.2
DTV Network (target demographic prior to 2009: all 18+)	1.9	1.9	1.9
Channel 31 (all 6-54)	7.5	16.6	12.7

The CTC flagship channel maintained its target audience share year-on-year and its position as the fourth most watched free-to-air channel in Russia. The Daddy’s Girls and Ranetki formats continued to drive CTC’s prime time audience share, while comedy sketch shows 6 Frames and the newly launched Go for it! proved successful with their target audience and a wider family audience on weekends. Following the launch of Kremlin Guards and a new season of Ranetki, the average target audience share in March 2009 increased to 12.5%.

Domashny’s audience share declined slightly year-on-year due to the adjustment of the channel’s programming grid, in order to target a higher proportion of younger and more affluent female viewers.

DTV has been refocused since January 2009 to target 25-54 year old viewers, rather than the previously wider group of viewers over 18 years old. DTV’s audience share in the revised target group increased in the first quarter of 2009 and the programming schedule again featured the successful Marital Fiction and Silent Witness series, as well as other criminal investigation and action formats.

The Company estimates that the previously announced change in the audience measurement system in Russia from the beginning of 2009, following the finding in an updated census that the relative percentage of children in the overall population has decreased, adversely impacted CTC’s target audience share by approximately 0.7 percentage points but did not significantly impact Domashny’s or DTV’s target audience shares. As stated above, CTC successfully offset the impact and maintained its target audience share.

Expenses

	Three Months
	Ended March 31,
(US$ 000’s)	2008	2009	Change

Operating expenses:
Direct operating expenses	$7,046	$7,347	4.3%
Selling, general & administrative expenses	18,818	18,322	-2.6%
Amortization of programming rights	54,423	36,883	-32.2%
Amortization of sublicensing rights and own production cost	1,223	3,062	150.4%
Depreciation & amortization	2,204	2,581	17.1%
Total operating expenses	$83,714	$68,195	-18.5%

Total operating expenses were reduced by 19% year-on-year in dollar terms. Organic expenses, when excluding the operations acquired since the beginning of 2008, were reduced by 29%. The acquired operations added $1.0 million of expenses in the first quarter of 2008 and $9.8 million of expenses in the first quarter of 2009.

The decrease in expenses reflected both the substantial year-on-year reduction in programming amortization expenses, as well as the depreciation of the Company’s ruble operating currency against the US dollar reporting currency.

Organic direct operating expenses were down 35% year-on-year in dollar terms, while organic selling, general and administrative costs were down 15%  due to the depreciation of the ruble against the US dollar, which was partially offset by a year-on-year increase in US dollar denominated stock-based compensation expense from $3.1 million to $4.3 million. Organic programming expenses were down 37% year-on-year to represent 37% of revenues, compared to 40% in the first quarter of 2008. This decrease in programming expenses reflected the above mentioned currency effects, lower impairment charges, a change in the programming mix resulting in the broadcasting of lower cost series and shows, and the effect of a change in the Company’s amortization policy for certain types of Russian-produced programming with effect from the beginning of 2009. The increase in sublicensing and own production costs was consistent with the increase in sublicensing and own production revenue, due to the growth in sales of internally produced series and sitcoms to broadcasters in Ukraine.

Consolidated OIBDA was $39.2 million for the period (Q1 2008: $55.2 million) and the Group OIBDA margin was 37.4% (Q1 2008: 40.4%). Group depreciation and amortization charges increased by 17% year-on-year and primarily reflected the consolidation of the businesses acquired since the beginning of 2008. Consolidated operating income therefore totaled $36.6 million (Q1 2008: $53.0 million).

The Company reported net interest expenses of $1.1 million in the quarter (Q1 2008: net interest income of $3.8 million). The year-on-year development reflected the increase in the Company’s borrowing levels during 2008. All of the Company’s long-term borrowings are US dollar-denominated, as is the majority of the Company’s cash deposits.

The Company’s pre-tax income amounted to $31.3 million (Q1 2008: $57.9 million) in the quarter. The effective tax rate increased slightly year-on-year to 27% (Q1 2008: 26%) due to an increase in non-deductible expenses at the corporate level as a percentage of consolidated income before tax and the one-off income tax benefits in respect of certain advertising expenses in the first quarter of 2008, partially offset by changes in statutory tax rates. The Company’s effective tax rate has been positively impacted by the decrease in the statutory income tax rates in Russia (from 24% to 20%) and Kazakhstan (from 30% to 20%) from the beginning of 2009.

Consolidated net income attributable to CTC Media, Inc. stockholders therefore totaled $23.3 million (Q1 2008: $41.7 million) in the quarter and fully diluted earnings per share amounted to $0.15 (Q1 2008: $0.26).

Cash Flow

The Company’s net cash flow from operations totaled $27.8 million (Q1 2008: $28.8 million) and reflected the net effect of lower advertising sales and lower programming investments in the first quarter of 2009.

Cash used in investing activities totaled $13.0 million (Q1 2008: $58.8 million) and included $11.0 million paid in earnouts related to the acquisitions of the Costafilm and Soho Media production companies in April 2008. Cash used in investing activities in the first quarter of 2008 included $55.0 million related to the acquisition of a 60% economic interest in the Channel 31 Group.

The Company’s cash and cash equivalents therefore increased to $109.3 million at the end of the period, compared to $98.1 million at the end of 2008.

Borrowings

The Company’s total borrowings and accrued interest amounted to $91.6 million (Q1 2008: $0.2 million) at the end of the reporting period, compared to $90.6 million at the end of 2008. The Company therefore had a net cash position, which is defined as cash and cash equivalents less interest bearing liabilities, of $17.7 million (Q1 2008: $287.5 million) at the end of the reporting period, compared to a net cash position of $7.5 million at the end of 2008.

Conference Call

The Company will host a conference call to discuss its first quarter financial results today, Thursday, May 7, 2009, at 9:00 a.m. ET, (5:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial +1 718 247 0882 (US/International) or +44 (0)20 7138 0845 (UK/International). The pass code for the call is 5276460. A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Ekaterina Tsukanova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Ekaterina Osadchaya

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results, meaning its operating performance excluding certain non-cash charges. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to the non-GAAP measures of OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia. It owns and operates the CTC television network, with its signal carried by more than 350 affiliate stations, including 20 owned-and-operated stations; the Domashny television network, with its signal carried by over 250 affiliate stations, including 12 owned-and-operated stations; and the DTV television network, with its signal carried by affiliate stations including five owned-and-operated stations. CTC Media owns two TV content production companies, Costafilm and Soho Media, and operates Channel 31 in Kazakhstan and TV companies in Uzbekistan and Moldova. The company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, the impact the current unfavorable macroeconomic outlook in Russia may have on the size of the Russian television advertising market in 2009 and the split of advertising sales between the national and local markets, and the impact that the recent change in the Russian advertising measurement system may have on the future audience share of CTC Network, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, continued depreciation of the value of the Russian ruble compared to the US dollar, changes in the size of the Russian television advertising market, particularly in light of the current economic instability in Russia and globally; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; the Company’s reliance on a single television advertising sales house for substantially all of its revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on February 27, 2009. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

(in thousands of US dollars, except share and per share data)

	Three months ended March 31,
	2008	2009
REVENUES:
Advertising	$135,056	$99,075
Sublicensing and own production revenue	1,078	4,875
Other revenue	612	828
Total operating revenues	136,746	104,778
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights and own production cost, shown below, exclusive of depreciation and amortization of $1,419 and $2,051 for the three months ended March 31, 2008 and 2009 respectively; and inclusive of stock-based compensation of $213 and $213 for the three months ended March 31, 2008 and 2009, respectively)	(7,046)	(7,347)
Selling, general and administrative expenses (exclusive of depreciation and amortization of $786 and $530 for the three months ended March 31, 2008 and 2009, respectively; inclusive of stock-based compensation of $3,146 and $4,077 for the three months ended March 31, 2008 and 2009, respectively)	(18,818)	(18,322)
Amortization of programming rights	(54,423)	(36,883)
Amortization of sublicensing rights and own production cost	(1,223)	(3,062)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(2,204)	(2,581)
Total operating expenses	(83,714)	(68,195)
OPERATING INCOME	53,032	36,583
FOREIGN CURRENCY GAIN (LOSS)	678	(4,033)
INTEREST INCOME	3,792	1,060
INTEREST EXPENSE	(6)	(2,154)
OTHER NON-OPERATING INCOME (LOSS), net	85	(220)
EQUITY IN INCOME OF INVESTEE COMPANIES	293	77
Income before income tax	57,874	31,313
INCOME TAX EXPENSE	(15,090)	(8,499)
CONSOLIDATED NET INCOME	42,784	22,814
LESS: (INCOME) LOSSES ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,071)	498
NET INCOME ATTRIBUTABLE TO CTC MEDIA, INC. STOCKHOLDERS	$41,713	$23,312

Net income per share attributable to CTC Media, Inc. stockholders - basic	$0.27	$0.15
Net income per share attributable to CTC Media, Inc. common stockholders - diluted	$0.26	$0.15
Weighted average common shares outstanding - basic	152,124,975	152,155,213
Weighted average common shares outstanding - diluted	159,227,810	155,799,555

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Three months ended March 31,
	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$42,784	$22,814
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(4,594)	(981)
Depreciation and amortization	2,204	2,581
Amortization of programming rights	54,423	36,883
Amortization of sublicensing rights and own production cost	1,223	3,062
Stock based compensation expense	3,359	4,290
Equity in income of unconsolidated investees	(293)	(77)
Foreign currency (gains) losses	(678)	4,033
Changes in operating assets and liabilities:
Trade accounts receivable	(12,925)	(240)
Prepayments	(434)	(1,698)
Other assets	(5,836)	1,292
Accounts payable and accrued liabilities	8,636	2,095
Deferred revenue	702	(3,912)
Other liabilities	9,521	(7,876)
Dividends received from equity investees	—	261
Acquisition of programming and sublicensing rights	(69,333)	(34,712)
Net cash provided by operating activities	28,759	27,815
CASH FLOWS FROM INVESTING ACTIVITIES:	—
Acquisitions of property and equipment	(1,272)	(856)
Acquisitions of intangibles	(2,388)	0
Acquisitions of businesses, net of cash acquired	(55,032)	(12,145)
Other	(77)	—
Net cash used in investing activities	(58,769)	(13,001)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	1,283	—
Decrease in restricted cash	5	65
Dividends paid to non-controlling interest	(18)	(23)
Net cash provided by financing activities	1,270	42
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9,419	(3,565)
Net increase (decrease) in cash and cash equivalents	(19,320)	11,291
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	307,073	98,055
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$287,753	$109,346

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,	March 31,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,055	$109,346
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2008 - $1,355; March 31, 2009 - $1,166)	33,670	26,595
Taxes reclaimable	8,171	8,766
Prepayments	29,005	20,853
Programming rights, net	71,976	61,285
Deferred tax assets	14,166	15,027
Other current assets	7,720	9,880
TOTAL CURRENT ASSETS	262,763	251,752
RESTRICTED CASH	210	145
PROPERTY AND EQUIPMENT, net	22,722	19,482
INTANGIBLE ASSETS, net:
Broadcasting licenses	166,173	144,408
Cable network connection	25,205	22,064
Trade names	17,587	15,110
Network affiliation agreements	9,214	7,491
Other intangible assets	1,244	1,208
Net intangible assets	219,423	190,281
GOODWILL	223,027	192,967
PROGRAMMING RIGHTS, net	48,031	51,712
SUBLICENSING RIGHTS, net	1,221	352
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,311	4,313
PREPAYMENTS	6,238	2,054
DEFERRED TAX ASSETS	15,154	12,753
OTHER NON-CURRENT ASSETS	2,729	2,777
TOTAL ASSETS	$806,829	$728,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,025	$46,556
Accrued liabilities	41,573	27,678
Taxes payable	30,154	15,206
Short-term loans and interest accrued	62,165	63,220
Deferred revenue	14,683	5,718
Deferred tax liability	2,778	2,747
TOTAL CURRENT LIABILITIES	192,378	161,125
LONG-TERM LOANS	28,438	28,414
DEFERRED TAX LIABILITY	38,943	33,981
COMMITMENTS AND CONTINGENCIES (Note 9)	—	—
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding 152,155,213)	1,522	1,522
Additional paid-in capital	365,362	369,652
Retained earnings	232,321	255,633

Accumulated other comprehensive loss	(54,615)	(123,111)
Noncontrolling interest	2,481	1,372
TOTAL STOCKHOLDERS’ EQUITY	547,070	505,068
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$806,829	$728,588

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended March 31, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA	Capital expenditures
CTC Network	$97,831	$198	$45,536	$(244)	$45,780	$(767)
Domashny Network	15,467	—	4,534	(172)	4,706	(56)
DTV Network	—	—	—	—	—	—
CTC Television Station Group	19,599	415	10,632	(501)	11,133	(1,909)
Domashny Television Station Group	3,199	250	(57)	(625)	568	(854)
DTV Television Station Group	—	—	—	—	—	—
CIS Group	650	—	(368)	(131)	(237)	—
Production Group	—	—	—	—	—	—
Corporate Office	—	—	(7,203)	(531)	(6,672)	(74)
Business segment results	$136,746	$863	$53,074	$(2,204)	$55,278	$(3,660)
Eliminations and other		(863)	(42)	—	(42)
Consolidated results	$136,746	$—	$53,032	$(2,204)	$55,236	$(3,660)

	Three months ended March 31, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA	Capital expenditures
CTC Network	$70,555	$783	$34,302	$(131)	$34,433	$(64)
Domashny Network	10,567	3	3,383	(113)	3,496	(6)
DTV Network	8,667	—	3,721	(592)	4,313	(297)
CTC Television Station Group	10,254	277	5,270	(415)	5,685	(274)
Domashny Television Station Group	1,739	294	77	(311)	388	(52)
DTV Television Station Group	774	28	(1,193)	(720)	(473)	—
CIS Group	2,044	—	(1,362)	(222)	(1,140)	(161)
Production Group	178	5,878	263	(12)	275	(17)
Corporate Office	—	—	(7,856)	(65)	(7,791)	(11)
Business segment results	$104,778	$7,263	$36,605	$(2,581)	$39,186	$(56)
Eliminations and other	—	(7,263)	(22)	(0)	(24)	—
Consolidated results	$104,778	$—	$36,583	$(2,581)	$39,162	$(56)

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

	Three months ended March 31,
	2008	2009
	In thousands of US dollars

OIBDA	$55,236	$39,164
Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	(2,204)	(2,581)
Operating income	$53,032	$36,583

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended March 31,
	2008	2009

OIBDA margin	40.4%	37.4%
Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost) as a percentage of total operating revenues	-1.6%	-2.5%
Operating income margin	38.8%	34.9%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

Three Months Ended March 31, 2008

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$45,780	$(244)	$45,536
Domashny Network	4,706	(172)	4,534
DTV Network	—	—	—
CTC Television Station Group	11,133	(501)	10,632
Domashny Television Station Group	568	(625)	(57)
DTV Television Station Group	—	—	—
CIS Group	(237)	(131)	(368)
Production Group	—	—	—
Corporate	(6,672)	(531)	(7,203)

Business Segment Results	$55,278	$(2,204)	$53,074
Eliminations and Other	(42)	—	(42)
Consolidated Results	$55,236	$(2,204)	$53,032

Three Months Ended March 31, 2009

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$34,433	$(131)	$34,302
Domashny Network	3,496	(113)	3,383
DTV Network	4,313	(592)	3,721
CTC Television Station Group	5,685	(415)	5,270
Domashny Television Station Group	388	(311)	77
DTV Television Station Group	(473)	(720)	(1,193)
CIS Group	(1,140)	(222)	(1,362)
Production Group	275	(12)	263
Corporate	(7,791)	(65)	(7,856)

Business Segment Results	$39,186	$(2,581)	$36,605
Eliminations and Other	(24)	—	(24)
Consolidated Results	$39,162	$(2,581)	$36,583